Exhibit 99.3

March 25, 2015 Acquisition of Grand Bankshares , Inc. For further information, contact: Denny Hudson Chief Executive Officer Phone: 772 - 288 - 6085 Email: denny.hudson@seacoastnational.com William R. Hahl Chief Financial Officer Phone: 772 - 221 - 2825 Email: w.hahl@seacoastnational.com

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Seacoast Banking Corporation of Florida ("Seacoast") will file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-4 containing a proxy statement of Grand Bankshares, Inc. ("Grand") and a prospectus of Seacoast, and Seacoast will file other documents with respect to the proposed merger. A definitive proxy statement/prospectus will be mailed to shareholders of Grand. Investors and security holders of Grand are urged to read the proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Seacoast through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Seacoast will be available free of charge on Seacoast's internet website or by contacting Seacoast.

Seacoast, Grand, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Seacoast is set forth in its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on April 8, 2014 and its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is intended to be protected by the safe harbor provided by the same. These statements are subject to numerous risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: failure to obtain the approval of shareholders of Grand in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties' ability to achieve the synergies and value creation contemplated by the proposed merger; the parties' ability to promptly and effectively integrate the businesses of Seacoast and Grand; the diversion of management time on issues related to the merger; the failure to consummate or delay in consummating the merger for other reasons; changes in laws or regulations; and changes in general economic conditions. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Seacoast's most recent Form 10-K report and to Seacoast's most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Seacoast or Grand.

Seacoast | Acquisition of Grand Bankshares, Inc. 2

3 Transaction Overview Acquisition of Grand Bankshares , Inc. Consideration 1 • Stock and cash • Fixed exchange ratio of 0.3114x • Seacoast to issue 1,090,492 shares to Grand common and Series A preferred shareholders • Aggregate of $1.48 million in cash to Series B preferred shareholders Deal Value 2 • Aggregate consideration of $16.2 million − Common consideration of $4.21 per share or $14.7 million in aggregate − Series B Preferred consideration of $1.48 million Valuation Multiples • Price / 12/31/14 Tangible Book Value: 108% • Core Deposit Premium: 1.2% • Price / LTM Earnings: 15.8x Required Approvals • Grand shareholder approval • Bank regulatory approvals and customary closing conditions Governance • No change to Seacoast executive management team • No additions to Seacoast board of directors Timing • Expected closing in third quarter 2015 (1) Assumes 3,266,481 Grand common shares outstanding and conversion of Grand Series A preferred stock into 235,421 common shares (2) Based on Seacoast 15 day volume weighted average price of $13.52 as of March 24, 2015

4 Strategic Rationale Acquisition of Grand Bankshares , Inc. • Thorough and conservative due diligence limits pro forma risk and downside • Negative loan pre - tax credit mark of approximately $4.5 million gross of Grand’s loan loss reserve of $3.7 million • Other pre - tax purchase accounting marks of positive $2.0 million − Includes benefits from Grand’s TruPS and DTA Strategically Compelling Financially Attractive Conservative Pricing Reflects Thorough Diligence • In - market acquisition more than doubles Seacoast’s presence in the attractive Palm Beach County market • Significant, realistic cost savings driven by market overlap • Low integration risk • Modestly accretive to tangible book value at closing • Approximately 5% accretive to SBCF EPS in 2016 • Balance sheet marks and stock consideration preserve Seacoast’s strong capital position • Pricing based on conservative estimates of Grand future operating performance • Realistic cost savings expectations drive pro forma income accretion

Palm Beach County is a Premier Florida Market

- North Palm Beach is one of Seacoast's fastest growing markets
- Palm Beach County has the second highest per capita income in Florida[1]
- Top employers include:[2]

The Scripps Research Institute

NextEra Energy

tyco Safety Products

Pratt & Whitney A United Technologies Company

Sikorsky A United Technologies Company

- Palm Beach housing comeback is among the best in the nation[3]
- Consumer confidence in Florida the highest in the past 7 years[4]

(1) http://www.sun-sentinel.com/business/personal-finance/fl-broward-palm-personal-income-20141120-story.html
(2) http://www.bdb.org/clientuploads/Research/0_2010_data/Topemployers_2009.pdf
(3) http://www.sun-sentinel.com/business/realestate/fl-freddie-mac-mimi-20141126-story.html
(4) http://www.bebr.ufl.edu/sites/default/files/csi_2014-11-november.pdf

Seacoast | Acquisition of Grand Bankshares, Inc. 5

• Total Assets: $208 million • Loans / Deposits: 69% • TCE / TA: 6.13% • Tier 1 Leverage Ratio: 9.1% • Total Risk Based Capital Ratio: 15.4% • Noncurrent Loans / Loans: 0.86% • NPLs / Loans: 10.6% • Loan Loss Reserves / Loans: 2.9% • LTM ROAA: 0.41% • LTM ROAE: 6.42% • LTM Net Interest Margin: 3.64% • LTM Efficiency Ratio: 101% 6 Overview of Grand Bankshares , Inc. Acquisition of Grand Bankshares , Inc. Company Highlights Financial Highlights Loan Composition • Founded in 1999 • 3 branch locations in Palm Beach County, FL Deposit Composition 29% 53% 8% 10% Transaction MMDA / Savings Retail CDs Jumbo CDs 3% 16% 2% 65% 12% 2% C&D 1-4 Family Multifamily CRE C&I Consumer Source: SNL Financial

Seacoast's Pro Forma Franchise

Pro Forma County Branch Map


Grand
Indiantown
North Palm Beach
Riviera Beach
Royal Palm Beach
Wellington
Lake Worth
Boynton Beach

Pro Forma Financial Highlights[1]

Total Assets:$3.3 billion

Total Gross Loans: $2.0 billion

Total Deposits: $2.6 billion

Total Equity: $327 million

Total Tangible Common Equity: $295 million

(1) Does not include impact of purchase accounting; financial data as of December 31, 2014

Palm Beach County Deposit Market Share

2014 Rank	Institution (ST)	Branches	2014 Deposits ($000)	2014 Market Share (%)
1	Wells Fargo & Co. (CA)	66	8,727,124	21.60
2	Bank of America Corp. (NC)	55	6,354,287	15.73
3	JPMorgan Chase & Co. (NY)	54	3,766,893	9.32
4	PNC Financial Services Group (PA)	51	2,579,969	6.39
5	SunTrust Banks Inc. (GA)	37	2,426,806	6.01
6	Toronto-Dominion Bank	24	2,401,103	5.94
7	Citigroup Inc. (NY)	11	1,587,427	3.93
8	BB&T Corp. (NC)	32	1,505,067	3.72
9	BankUnited Inc. (FL)	17	1,383,623	3.42
10	New York Community Bancorp (NY)	12	1,254,974	3.11
11	Banco de Sabadell	5	880,247	2.18
12	TFS Financial Corp (MHC) (OH)	4	699,679	1.73
13	Northern Trust Corp. (IL)	4	633,309	1.57
14	Valley National Bancorp (NJ)	6	514,842	1.27
15	FCB Financial Holdings Inc. (FL)	4	468,533	1.16
16	Regions Financial Corp. (AL)	11	418,037	1.03
17	CenterState Banks (FL)	5	414,475	1.03
18	Fifth Third Bancorp (OH)	4	393,480	0.97
19	IBERIABANK Corp. (LA)	5	303,835	0.75
20	**Pro Forma**	**6**	**301,506**	**0.75**
20	Stonegate Bank (FL)	2	247,328	0.61
21	HSBC	4	240,934	0.60
22	Paradise Bank (FL)	2	220,089	0.54
23	First Repub Bank (CA)	1	213,908	0.53
24	Palm Beach Community Bank (FL)	6	210,250	0.52
25	EverBank Financial (FL)	1	205,357	0.51
26	Comerica Inc. (TX)	5	191,316	0.47
27	First Citizens BancShares Inc. (NC)	4	190,318	0.47
28	**Grand Bankshares Inc. (FL)**	**3**	**187,970**	**0.47**
34	**Seacoast Banking Corp. of FL (FL)**	**3**	**113,536**	**0.28**
	Total For Institutions In Market	**480**	**40,406,482**	

Seacoast | Acquisition of Grand Bankshares, Inc.

Source: SNL Financial

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Dominant Position as a Florida Based Bank

Florida Ranking By Deposits[1]

2014 Rank	Institution	Branches	2014 Deposits ($000)	2014 Market Share (%)
1	EverBank Financial	12	13,958,974	3.09
2	FCB Financial Holdings Inc.	53	3,966,466	0.88
3	CenterState Banks	58	3,161,794	0.70
4	Seacoast Banking Corp. of FL (Pro Forma)	50	2,511,330	0.56
5	Stonegate Bank	24	1,834,038	0.41
6	Capital City Bank Group Inc.	53	1,821,832	0.40
7	Capital Bank Finl Corp	36	1,708,823	0.38
8	USAmeriBancorp Inc.	13	1,547,190	0.34
9	Villages Bancorp. Inc.	11	1,393,486	0.31
10	HCBF Holding Co.	38	1,243,933	0.28
	Total Florida Institutions	5425	451,196,779	

Palm Beach County Ranking By Deposits[1]

2014 Rank	Institution	Branches	2014 Deposits ($000)	2014 Market Share (%)
1	FCB Financial Holdings Inc.	4	468,533	1.16
2	CenterState Banks	5	414,475	1.03
3	Seacoast Banking Corp. of FL (Pro Forma)	6	301,506	0.75
4	Stonegate Bank	2	247,328	0.61
5	Paradise Bank	2	220,089	0.54
6	Palm Beach Community Bank	6	210,250	0.52
7	EverBank Financial	1	205,357	0.51
8	Grand Bankshares Inc.	3	187,970	0.47
9	Legacy Bank of Florida	3	168,629	0.42
10	Floridian Community Hldgs Inc.	3	155,815	0.39
	Total Palm Beach Institutions	480	40,406,482	

Treasure Coast Ranking By Deposits[1,2]

2014 Rank	Institution	Branches	2014 Deposits ($000)	2014 Market Share (%)
1	Seacoast Banking Corp. of FL	23	1,425,603	12.51
2	CenterState Banks	5	497,100	4.36
3	FCB Financial Holdings Inc.	4	326,279	2.86
4	HCBF Holding Co.	10	290,947	2.55
5	Colonial Banc Corp.	8	144,605	1.27
6	Marine B&TC	2	136,870	1.20
7	Three Shores Bancorp. Inc.	1	15,280	0.13
	Total Treasure Coast Institutions	195	11,399,394	

Orlando Ranking By Deposits[1]

2014 Rank	Institution	Branches	2014 Deposits ($000)	2014 Market Share (%)
1	Three Shores Bancorp. Inc.	2	426,562	1.95
2	CNLBancshares Inc.	2	306,667	1.40
3	HCBF Holding Co.	5	122,374	0.56
4	CenterState Banks	2	65,192	0.30
5	FBC Bancorp Inc.	1	53,765	0.25
6	Seacoast Banking Corp. of FL	1	52,361	0.24
7	FCB Financial Holdings Inc.	1	49,623	0.23
8	Florida Capital Group Inc.	1	42,454	0.19
9	Floridian Financial Group Inc	1	28,060	0.13
10	First Green Bancorp Inc.	1	27,249	0.12
	Total Orlando Institutions	190	21,926,464	

(1) Includes banks based in Florida and excludes banks headquartered in Miami and Miami Lakes, FL
(2) Includes Okeechobee County, Indian River County, St. Lucie County and Martin County

Seacoast | Acquisition of Grand Bankshares, Inc.

Source: SNL Financial

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